EXHIBIT 10.03

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), with an effective date as of January 2, 2009 (the “Effective Date”), is hereby made between IDT Corporation, a Delaware corporation with its principal place of business at 520 Broad Street, Newark, New Jersey 07102 (the “Company”) and Stephen Brown, with his address at 390 Oak Drive, Cedarhurst, New York 11516 (“Consultant”). The Consultant and the Company are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Consultant was an employee of the Company and the Consultant’s employment terminated effective January 2, 2009; and

WHEREAS, on January 2, 2009, the Parties entered into a Release Agreement (the (“Release Agreement”); and

WHEREAS, the Company has agreed to retain the Consultant to provide consulting and advisory services and the Consultant is willing to provide such services on the terms and for the consideration set out below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

1. Services and Payment. The Consultant is engaged in the business of providing consulting services and he shall use his skills and render services, on an as-needed basis, to the best of his abilities to provide consulting and advisory services to the Company (and its divisions, subsidiaries and affiliates) as requested by the Company and mutually agreed upon between the Parties, including, without limitation, the “Scope of Services” more specifically set forth in Schedule A, attached hereto and made a part hereof (“Services”). The Company agrees to pay to the Consultant the total sum of Two Hundred Fifty Thousand Dollars ($250,000.00) per year, payable in equal monthly installments (on the first of each calendar month, except for January 2009, for which the payment will be made no later than January 10, 2009) of $20,833.00, for the rendering of Services during the Term. The Consultant shall send an invoice monthly to the Company in form and substance satisfactory to the Company (and any other documentation the Company may request). The Parties acknowledge and agree that the Company will not owe the Consultant (or its employees or agents) any fees, expenses or other amounts other than as expressly provided herein.

2. Term and Termination. This Agreement is for a five (5) year period commencing on the Effective Date and it may be extended by the Company for additional periods upon notice to the Consultant, unless terminated earlier by either Party. The Company may terminate this Agreement at any time for “Cause.” For purposes of this Agreement, the Company shall have “Cause” to terminate this Agreement (a) upon the Consultant’s conviction of, or plea of nolo contendre to, an act or acts constituting a felony under the laws of the United States or any State thereof, (b) upon the Consultant’s commission of fraud, embezzlement, gross negligence or malfeasance, or (c) upon the Consultant’s failure to perform his material responsibilities and duties hereunder after written notice has been delivered to the Consultant by the Company, which notice specifically identifies the manner in which the Consultant has failed to perform, and the Consultant’s failure to perform his duties hereunder is not cured within ten (10) business days after notice of such failure has been given to the Consultant. The Company may also terminate this Agreement if the Consultant breaches any of his material obligations under the Release Agreement. If the Company terminates this Agreement for Cause, all payments for Services shall cease, provided however that the Consultant shall (A) be entitled to receive a partial monthly payment for Services rendered through the date the Company terminates this Agreement, and (B) be reimbursed for unpaid and approved business expenses (in accordance with the Company’s normal business expense reimbursement procedures).

3. Proprietary and Confidential Information.

(a) “Confidential Information” means technical and business information about the Company, its divisions, subsidiaries and affiliates, and each of their respective clients and customers that is learned by the Consultant in the course of the consulting relationship with the Company (including, without limitation, all periods of consultancy and/or the provision of any services to the Company prior to the Effective Date) including, without limitation, any and all proprietary Inventions (as defined below), customer and potential customer names, product plans and designs, licenses and other agreements, marketing and business plans, and various other technical, financial, business and/or trade secret information of the Company, its divisions, subsidiaries and affiliates, and each of their respective clients and customers.

(b) The Consultant acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage.

(c) During the Consultant’s consulting relationship with the Company and thereafter, the Parties agree that the Consultant will not: (i) use any Confidential Information, however acquired, except as necessary within the scope of the consulting relationship with the Company to perform its duties; (ii) duplicate or replicate, or cause or permit others to duplicate or replicate, any document or other material in any medium embodying any Confidential Information except as necessary in connection with the consulting relationship or the provision of Services to the Company; or (iii) disclose, or permit the disclosure of, any Confidential Information to any person, without the prior written consent of the Company.

(d) The Consultant acknowledges that the Company owns all right, title and interest in and to the Confidential Information. The Consultant acquires hereunder no right, title or interest in any Confidential Information.

(e) During the Term, the Consultant may not provide services to a third party that could in any way present a conflict of interest to the Consultant with respect to the services the Consultant provides to the Company.

4. Inventions.

(a) “Inventions” means all ideas, inventions, discoveries, improvements, trade secrets, formulae, techniques, data, software, programs, systems, specifications, developments, system architectures, documentation, algorithms, flow charts, logic diagrams, source code, methods, processes, and other information, including works-in-progress, whether or not subject to statutory protection, whether or not reduced to practice, which are conceived, created, authored, developed, or reduced to practice by the Consultant, either alone or jointly with others, whether on the premises of the Company or not, during any consulting relationship (including, without limitation, all periods of consultancy with or provision of any services to the Company prior to the Effective Date); provided, however, that any of the foregoing occurring neither on the premises of nor through the use of the property of nor at the direction of the Company and which (i) do not relate to the actual or anticipated business, activities, research or investigations of the Company, and (ii) do not result from or are not suggested by work performed by the Consultant for the Company (whether or not made or conceived during normal working hours or on the premises of the Company) shall not constitute Inventions for purposes of this Agreement.

(b) The Consultant hereby acknowledges and agrees that all copyrightable works included in the Inventions shall be “works made for hire” within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. §101) (the “Act”), and that the Company is to be the “author” within the meaning of the Act. The Consultant acknowledges and agrees that all Inventions are the sole and exclusive property of the Company. In the event that title to any or all of the Inventions does not or may not, by operation of law, vest in the Company, the Consultant hereby assigns to the Company all of its right, title and interest in all Inventions and all copies of them, in whatever medium fixed or embodied, and in all writing relating thereto in the Consultant’s possession or control. The Consultant hereby expressly waives any moral rights or similar rights in any Invention or any such work made for hire.

(c) The Consultant agrees not to file any patent, copyright or trademark applications relating to any Invention. The Consultant agrees to assist the Company whether before or after the termination or expiration of this Agreement or any consulting relationship with the Company, in perfecting, registering, maintaining, and enforcing, in any jurisdiction, the Company’s rights in the Inventions by performing promptly all acts and executing all documents deemed necessary or convenient by the Company.

(d) If the Company is unable, after duly reasonable effort, to secure the Consultant’s signature on any such documents, the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant’s agent and attorney-in-fact, to do all lawfully permitted acts (including, but not limited to, the execution, verification and filing of applicable documents) with the same legal force and effect as if performed by the Consultant.

5. Obligations of the Consultant upon Termination or Expiration of this Agreement. Upon the termination or expiration of this Agreement, the Consultant shall immediately:

(a) Discontinue the use of any and all of the Company’s proprietary and confidential information including methods, designs, marketing techniques, customer lists, contracts, etc., in connection with the operation of the Company, and

(b) Discontinue the use of all of the Company’s trademarks, servicemarks, slogans or logos and materials that contain such or any colorable imitations or variations thereof. This shall include the immediate cessation and use of all telephone numbers, advertising products, signs, etc., which contain such trademarks, servicemarks, slogans or logos.

6. Indemnification. The Consultant agrees to defend, indemnify, and hold the Company harmless from any and all liabilities, losses, costs, damages, penalties and any other expenses including attorney’s fees arising directly or indirectly from the Consultant’s acts or omissions, or his breach of any obligation imposed or sought to be imposed by or according to this Agreement. The Company shall not be liable to the Consultant or any third party for any acts or omissions by the Consultant in the performance of this Agreement. The Consultant shall indemnify and hold the Company free and harmless from any obligation, cost, claim, judgment, attorney’s fees, and attachments arising from, growing out of, or in any way connected with, the services rendered to the Company.

7. Reimbursement of Expenses. The Company will reimburse the Consultant for all proper, normal and reasonable travel and related out-of-pocket expenses actually incurred by the Consultant in performing his obligations under this Agreement upon the Consultant furnishing the Company with satisfactory evidence of such expenditures. The Consultant will not incur any unusual or major expenditures without the Company’s prior written approval and the Consultant shall comply with all Company policies related to business expense reimbursement and travel (including without limitation, the Company’s policy regarding coach travel). The Consultant must use the Company travel department to arrange for any business related travel on behalf of the Company.

8. Equipment and Personnel. Unless otherwise agreed to between the Parties, the Consultant shall supply, at his sole expense, all equipment, materials, and/or supplies to accomplish the work agreed to be performed.

9. Independent Contractor; Policies. The Parties acknowledge that this Agreement does not create an employment relationship nor partnership or joint venture but only that of independent contractors. As a consequence, (a) the Consultant shall have no authority to enter into contracts or agreements on behalf of the Company, (b) all taxes and other surcharges that might be due and payable as a result of this Agreement by the Consultant in whatever jurisdiction shall be the sole responsibility of the Consultant, and (c) the Consultant will not be eligible to participate in the Company’s pension, health or other fringe benefit program, nor will he be covered by the Company’s workers compensation insurance. The Consultant will observe and comply with all policies, practices and procedures of the Company, including without limitation, IDT’s Insider Trading Policy, to the extent it is applicable to him.

10. Export Laws. No Party shall transmit, directly or indirectly, any confidential information or other technical data received from the other Party, nor the direct product thereof, outside the United States without the other Party’s prior written consent and in accordance with all export laws and regulations of the United States or any applicable authority. The Parties agree that they do not intend nor will they, directly or indirectly, export or re-export any confidential information or other technical data to any end-user who the Party knows or has reason to know will utilize it in the design, development or production of nuclear, chemical or biological weapons or to any end-user who has been prohibited from participating in U.S. export transactions by the U.S. Government.

11. Representations. The Consultant represents and warrants that (a) his performance of this Agreement will not breach any confidentiality or other agreement to which he is a party, and (b) he is not bound by any agreement, either oral or written, which conflicts with this Agreement.

12. Notices. Any notice given in connection with this Agreement shall be given in writing and shall be delivered by either overnight mail, or regular mail, return receipt requested, to the Parties as follows:

If to the Company:

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

Attention: Chief Executive Officer and Chief Financial Officer

with a copy to:

IDT Corporation

520 Broad Street, 4th Floor

Newark, New Jersey 07102

Attention: Chief Legal Officer

If to the Consultant:

Stephen Brown

390 Oak Drive

Cedarhurst, NY 11516

13. Assignment. This Agreement may not be assigned, in whole or in part, by the Consultant without the express written consent of the Company.

14. Choice of Law. Any dispute under this Agreement or related to this Agreement shall be decided in accordance with the laws of the State of New Jersey, without regard to conflicts of law, and the Consultant agrees to consent to the jurisdiction of the courts of competent jurisdiction located in the State of New Jersey, except as otherwise specifically set forth herein.

15. Entire Agreement. The Parties acknowledge that this document represents the entire Agreement between the Parties and supersedes any and all pre-existing agreement, written or oral, other than the Release Agreement between the Parties.

16. Severability. If any provision of this Agreement shall be held to be invalid, it shall not affect the validity or enforceability of any other provision of this Agreement but shall remain in full force and effect.

17. Amendment. This Agreement may be supplemented, amended or revised only in writing by agreement of the Parties.

18. Arbitration. The Consultant and the Company agree that any claim, controversy or dispute between the Consultant and the Company (including, without limitation, their respective affiliates, stockholders, directors, officers, employees, representatives or agents) arising out of or relating to this Agreement shall be submitted to and be settled by commercial arbitration in a forum of the American Arbitration Association (“AAA”) located in the State of New Jersey. In such arbitration: (a) the arbitrator shall agree to treat as confidential all evidence and other information presented by the Parties to the same extent as Confidential Information under this Agreement must be held confidential by the Consultant, (b) the arbitrator shall have no authority to amend or modify any of the terms of this Agreement, and (c) the arbitrator shall have ten (10) business days from the closing statements or submission of post-hearing briefs by the Parties to render his or her decision. Any arbitration award shall be final and binding upon the Parties, and any court (state or federal) having jurisdiction may enter a judgment on the award. The foregoing requirement to arbitrate claims, controversies, and disputes applies to all claims or demands by the Consultant (or its affiliates, stockholders, directors, officers, employees, representatives or agents). Each Party shall bear its/his own costs of participating in any arbitration proceedings.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

A. IDT Corporation

By:	/s/ James Courter
Name:	James Courter
Title:	CEO

Stephen Brown

By:	Stephen Brown

Schedule A has been omitted and will be furnished to the Securities and Exchange Commission upon request.